Exhibit 99.1
GOLDEN PHOENIX RAISES $6 MILLION IN EQUITY THROUGH SALE
TO CANADIAN AND U.S. INSTITUTIONAL INVESTORS; SPROTT
LEADS WITH $3 MILLION
SPARKS, NV, April 25, 2007 — Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM — News) (the “Company”) is pleased to announce a $6 million equity private placement with institutional and accredited investors in Canada and the United States. Sprott Asset Management, Inc., of Toronto Canada, assumed the position of lead investor by purchasing $3 million of the private placement.
The private placement consisted of twenty million Units at $0.30 per Unit with each Unit consisting of one share of common stock and one half of one common stock purchase warrant with each whole warrant entitling the holder to purchase one share of common stock at $0.40 per share. The Company has undertaken to file a registration statement with the U.S. Securities and Exchange Commission in order to register the common stock sold as well as the common stock underlying the common stock purchase warrants.
Robert P. Martin, President of Golden Phoenix, stated, “With this financing from institutional and accredited investors, the Company plans to accelerate exploration, development and production at our portfolio of molybdenum and gold properties, which include the Ashdown Project LLC Molybdenum Mine, currently shipping molybdenite, the Northern Champion Molybdenum Mine, slated for summer development, and the Mineral Ridge Gold Mine, which is permitted and bonded and awaiting reactivation; funds will also be applied to general corporate purposes.”
The Units sold were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were sold in reliance upon exemptions from the registration requirements of the Securities Act pursuant to Regulation D promulgated under the Securities Act. Unless the shares are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.
For further information about the Company please visit the Golden Phoenix website at http://www.Golden-Phoenix.com/

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada, the Northern Champion molybdenum mine in Ontario, Canada, and is manager/operator and majority owner of the Ashdown Project LLC gold and molybdenum property held jointly by Golden Phoenix Minerals, Inc. and Win-Eldrich Mines, Ltd. of Toronto, Canada through its US subsidiary, Win-Eldrich Gold, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements by Robert P. Martin, President, and other statements regarding the expansion of production at the Ashdown Mine, optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the molybdenum and gold markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals, especially molybdenum; unexpected difficulties in expanding production at the Company’s mines; changes in customer demand or ordering patterns for molybdenum; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of skilled miners; the need for additional capital and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
CONTACT:
Golden Phoenix Minerals, Inc.
Robert Martin
President
775/853-4919
E & E Communications
Paul Knopick
949/707-5365
pknopick@eandecommunications.com
Source: Golden Phoenix Minerals, Inc.